                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. 4)

    Filed by the Registrant /X/
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    / /  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12
                       INTERNATIONAL JENSEN INCORPORTED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      MARC T. TANENBERG, VICE PRESIDENT
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
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/X/  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.

     1) Title of each class of securities to which transaction applies:

        Common Stock, par value $.01 per share
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        5,738,132
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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         $11.00 for 2,138,778 shares plus $8.90 for 3,599,354 shares
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

         $55,560,890
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         $11,113
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                 IN THE SUPREME COURT OF THE STATE OF DELAWARE

EMERSON RADIO CORP.,


  Plaintiff Below-                                No. 866, 1996
  Appellant,


v.                                                Court Below - Court of
                                                  Chancery of the State of
INTERNATIONAL JENSEN                              Delaware in and for New
INCORPORATED, ROBERT G.                            Castle County
SHAW, DAVID G. CHANDLER,                          C.A. No. 15130
DONALD W. JENKINS, ROBERT H.
JENKINS, NORMAN H. McMILLAN,
WILLIAM BLAIR, LEVERAGED
CAPITAL FUND, L.P., RC
ACQUISITION SUB, INC., IJI
ACQUISITION CORP., and
RECOTON CORPORATION,

  Defendants Below-
  Appellees.


                         Submitted: August 22, 1996
                           Decided: August 23, 1996

Before WALSH, HOLLAND and BERGER, Justices.


                                ORDER

      This 23 day of August, 1996, it appears to the Court that:

      1) Appellant, Emerson Radio Corp. ("Emerson"), has petitioned


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this Court, pursuant to Supreme Court Rule 42, to accept an appeal from an interlocutory order of the court of Chancery entered on August 20, 1996. The trial court denied emerson's motion for a preliminary injunction in an action challenging the proposed merger of International Jensen Incorporated ("Jensen") into Recoton Corporation ("Recoton"). The stockholder vote on the proposed merger and related transactions is scheduled to be held on August 28, 1996.

      2) Emerson has expressed interest in acquiring Jensen over the past eight months. It claims that Jensen's directors conducted an "improper and discriminatory auction." The Court of Chancery, in its 45 page opinion, held that Emerson failed to establish a likelihood of success on the merits and that the risk of harm from an injunction "significantly outweighs" its potential benefit.

      3) On August 21, 1996, the Court of Chancery refused to certify the interlocutory appeal. The trial court held that the denial of the preliminary injunction involved the application of settled law and that the decision did not establish a legal right or meet any of the requirements of Supreme Court Rule 41.

                                     2


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      4) This Court has considered the opinion of the Court of Chancery denying the preliminary injunction, the order denying Emerson's application for certification of an interlocutory appeal, Emerson's notice of appeal and the response thereto.

      5) Interlocutory appeals are addressed to the discretion of this Court and are accepted only in exceptional circumstances. Supr. Ct. R. 42(b). In the exercise of its discretion, this Court has concluded that the application for interlocutory review does not meet the requirements of Supreme Court Rule 42 and should be refused. In light of this conclusion, Emerson's related applications for expedited appeal and for a stay pending appeal are moot.


      NOW, THEREFORE, IT IS HEREBY ORDERED that the within interlocutory appeal be, and the same hereby is , REFUSED.


                                          BY THE COURT.

                                          /s/ Carolyn Berger
                                          ------------------------------
                                          Justice

FOR FURTHER INFORMATION:

AT THE COMPANY:               AT FINANCIAL RELATIONS BOARD - CHICAGO
Marc T. Tanenberg             Mike Arneth
Vice President -Finance        General Information
(847) 317-3700                (312) 266-7800



FOR IMMEDIATE RELEASE
AUGUST 23, 1996


                        DELAWARE SUPREME COURT
                RULES IN FAVOR OF INTERNATIONAL JENSEN


LINCOLNSHIRE, IL AUGUST 23, 1996 -- INTERNATIONAL JENSEN INCORPORATED ("Jensen") (Nasdaq National Market: IJIN) announced today that the Delaware Supreme Court ruled in its favor by denying Emerson Radio Corp.'s interlocutory appeal.

      As previously announced, Jensen's shareholders are scheduled to vote on Recoton Corporation's proposal to acquire Jensen for $11.00 per share to Jensen's public shareholders at a special meeting scheduled to occur on Wednesday, August 28, 1996. Upon shareholder approval at that meeting, the Recoton transaction is scheduled to close immediately thereafter.